AGREEMENT FOR CONSULTING SERVICES

     This Agreement for Consulting Services ("Agreement") is made and entered into by and between SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware Corporation, (hereinafter referred to as "SAFEGUARD"), and STEVEN J. BAILEYS, DDS (hereafter referred to as "CONSULTANT"), as of this first day of June, 2000, and is made with reference to the following facts:

     A. SAFEGUARD is a Delaware Corporation that is the parent corporation of various corporations specializing in dental managed care and indemnity plans and products.

     B. CONSULTANT is an individual who is experienced in the dental care industry and is a licensed dentist.

     C. SAFEGUARD desires to take advantage of CONSULTANT'S knowledge and expertise, and CONSULTANT desires to render consulting services to SAFEGUARD on the terms and conditions set forth herein:

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions set forth herein, the parties do hereby agree as follows:

     1. PURPOSE OF THE AGREEMENT. CONSULTANT shall provide consulting services and advice to SAFEGUARD as requested by SafeGuard on all aspects of the dental managed care industry, including but not limited to acting as a spokesperson for SAFEGUARD within the dental managed care industry and the professional community, as well as assistance in maintaining SAFEGUARD client relationships. Such consulting services, including those set forth in this paragraph and such other services, shall be provided on a continuing basis for as long as this Agreement is in effect. CONSULTANT shall report on his activities on behalf of SAFEGUARD to SAFEGUARD'S Chief Executive Officer.

     2. SERVICES PROVIDED. SAFEGUARD recognizes that CONSULTANT has other outside interests and will not spend his entire time as a consultant to SAFEGUARD. However, CONSULTANT covenants and agrees to make available to SAFEGUARD eight (8) days per month while this Agreement is in effect, consulting with and providing services to SAFEGUARD at such times reasonably consistent with SAFEGUARD's request, and consistent with the objectives of this Agreement as may be required. The parties hereto acknowledge that CONSULTANT is a resident of Orange County, California and nothing contained herein shall require CONSULTANT to relocate.

     3. TERM OF AGREEMENT. The term of this Agreement shall be for a period of twenty four months commencing on June 1, 2000 and continuing through May 31, 2002. This Agreement may be terminated immediately by SAFEGUARD for an act of fraud or gross negligence by CONSULTANT.


                                  Exhibit 10.19

     4. COMPENSATION. In consideration of the services provided by CONSULTANT to SAFEGUARD, it is agreed that during the term hereof, SAFEGUARD shall pay CONSULTANT the amount of $16,666.67, per month, payable on the twentieth day of each month this Agreement in effect, commencing on June 20, 2000. CONSULTANT shall also receive as additional compensation, a bonus for year 2000 in an amount equal to one percent (1%) of the audited and reported EDITDA results for SafeGuard for calendar year 2000, after accrual for CONSULTANT'S bonus and all management incentive bonuses, which amount shall be paid upon completion of SAFEGUARD'S annul certified financial audit. CONSULTANT shall also be entitled to participate in a bonus plan for year 2001 designed to parallel the bonus plan for SAFEGUARD'S Chief Executive Officer, so as to yield a bonus of $40,000, if SAFEGUARD achieves certain targeted financial results during 2001. For fiscal year 2002, CONSULTANT shall be entitled to participate in a bonus plan designed to yield $40,000, provided SAFEGUARD achieves certain targeted financial results during 2002, prorated to the number of months this Agreement is in effect during 2002. CONSULTANT shall also receive options to purchase 200,000 shares of SAFEGUARD common stock at $1.00 per share to be represented by a separate Stock Option Agreement between the parties.

     5. EXPENSES. SAFEGUARD shall reimburse CONSULTANT for all reasonable business related expenses incurred by CONSULTANT while providing consulting services pursuant to this Agreement, provided however, that CONSULTANT shall have obtained SAFEGUARD'S Chief Executive Officer's written approval prior to incurring expenses in excess of $1,000 in any one month this Agreement is in effect or during any one business trip. Such expenses shall be reimbursed to CONSULTANT within thirty days after CONSULTANT furnishes SAFEGUARD with the proper forms and receipts for such expenses. CONSULTANT shall be responsible for all expenses he incurs in connection with his performance of this Agreement, except as specifically provided for herein.

     6. INDEPENDENT CONTRACTOR. It is acknowledged and agreed that during the term of this Agreement, (a) the CONSULTANT is a self-employed independent contractor; and (b) CONSULTANT shall not be deemed to be an employee, agent or other fiduciary of SAFEGUARD for any purpose, including but not limited to, (i) inclusion in any retirement benefit plan for the employees of SAFEGUARD, (ii) participation in any plan or program offering life, accident, and/or health insurance for the employees of SAFEGUARD, or (iii) participation in any medical reimbursement plan or other fringe benefit plan for the employees of SAFEGUARD, with the exception of SAFEGUARD'S Stock Option Plan, as may be applicable, or any rights CONSULTANT may have as a Director of SAFEGUARD, as may be applicable.

     7. WITHHOLDING AND TAXES. It is acknowledged and agreed that the relationship between CONSULTANT and SAFEGUARD does not require nor provide for any Social Security contributions, Medicare contributions, other payroll tax contributions or Workers' Compensation coverage by SAFEGUARD on the CONSULTANT'S behalf, nor does this relationship require any withholding of federal, state or local income tax or payment by SAFEGUARD of any such taxes. Payment of any and all federal, state and local income taxes and other employment related taxes including self-employment taxes, is the sole responsibility of CONSULTANT.

     8. ASSIGNMENT. This Agreement may be assigned by SAFEGUARD to any successor to all or substantially all of the business or assets of SAFEGUARD. This Agreement shall inure to the benefit of and shall be binding on the parties and their respective successors and assigns. This Agreement is intended to secure the personal services of CONSULTANT. It shall not be assignable, nor the duties delegated thereunder by CONSULTANT, without the express written consent of SAFEGUARD.


                                  Exhibit 10.19

     9. HOLD HARMLESS. Each party agrees to and shall indemnify and hold harmless the other party from and against any and all claims, costs, damages, losses and expenses, including attorney's fees and costs, arising out of or resulting from the performance of each party's obligations under this Agreement.

     10. RELEASE. Each party hereto does hereby forever, finally, fully, unconditionally and completely release, relieve, acquit, remise and discharge the other party, its subsidiaries, parents, affiliates, successors, predecessors, and assigns, and all past and present employees, officers, directors, agents, representatives, attorneys, insurers, accountants and shareholders, each in its, his or her individual and representative capacities, (sometimes individually and collectively referred to in this Agreement as the "released parties") from and against any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, liens, losses, costs and expenses (including, without limitation, attorney's fees and related costs), damages, injuries, suits, actions, and causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, matured or unmatured, liquidated or unliquidated, contingent or fixed, at law or in equity (hereinafter collectively "claims"), relating to any and all claims arising out of or in any way connected with the prior employment relationship between CONSULTANT and SAFEGUARD.

     11. OFFICE SPACE AND MATERIALS. Consultant may utilize certain office space as designated by SAFEGUARD, supplies, telephone, computers and equipment owned by SAFEGUARD in the performance of CONSULTANT'S obligations pursuant to this Agreement.

     12. OWNERSHIP OF WORK PRODUCT. SAFEGUARD is the sole owner of all documents, paperwork, work products and other information whether in written or magnetic media form, which may be produced by CONSULTANT in connection with the performance of this Agreement. CONSULTANT shall deliver such materials to SAFEGUARD immediately upon termination of this Agreement. Nothing in this paragraph or in this Agreement shall be interpreted as restricting CONSULTANT from freely using and utilizing, at any time and for any reason whatsoever, his ideas, concepts, thought process, approaches, plans, techniques, and materials that were generated, formulated, created or developed by him at any time.

     13. CONFIDENTIAL INFORMATION. CONSULTANT hereby acknowledges that SAFEGUARD will provide certain information, materials, documentation, descriptive literature, expertise and other such property, regardless of form, belonging to SAFEGUARD, not otherwise available to the general public, that constitutes confidential business information, proprietary data or trade secrets of SAFEGUARD (collectively the "Proprietary Information") and such Proprietary Information will be made available to CONSULTANT in confidence, solely for the purpose of enabling CONSULTANT to perform the consulting services under and for the term of this Agreement. CONSULTANT hereby acknowledges that he shall not acquire any ownership rights in the Proprietary Information. During the term of this Agreement and for a period of five (5) years after the termination of this Agreement, CONSULTANT agrees not to disclose the Proprietary Information to any third party, or make any independent use of the Proprietary Information, without the prior written consent of SAFEGUARD. CONSULTANT shall not, directly or indirectly, other than in the use in connection with this Agreement, appropriate, use, or duplicate SAFEGUARD'S Proprietary Information, without limitation, or any portion thereof or permit any other person, without limitation, to appropriate, use or duplicate the Proprietary Information for uses not directly associated with the consulting services to be provided by CONSULTANT pursuant to this Agreement.


                                  Exhibit 10.19

     14. NON-COMPETITION AND CONFLICTS OF INTEREST. During the term of this Agreement and for a period of one (1) year after the termination of this Agreement, CONSULTANT shall not work for, be a consultant to, or provide any direct or indirect services to, nor make or cause to be made on his behalf, or maintain an investment in any business which is engaged, either in whole or in part, in any business which is directly competitive with or detrimental to any businesses of SAFEGUARD, except that CONSULTANT may make or maintain an investment of no more than five percent (5%) of any outstanding class of capital stock of any publicly traded company, provided such class of capital stock is regularly traded by the public, without prior written permission of SAFEGUARD during such periods described in this section. Nothing contained in this Agreement shall prohibit CONSULTANT from owing and/or operating dental offices in the state of California, consistent with CONSULTANT'S license to practice dentistry in California.

     15. SEVERABILITY. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the other provisions hereof, and the Agreement shall be construed in all respects as if all invalid or unenforceable provisions were omitted.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. This Agreement supersedes all negotiations, prior discussions, preliminary agreements and that certain Employment Agreement between the parties dated as of May 25, 1995, which expired on May 31, 2000. This Agreement may not be amended except in a writing executed by the CONSULTANT and SAFEGUARD.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the application of conflicts of laws principles.

     18. NOTICES. All notices, requests, demands and other communication required or contemplated under this Agreement, shall be in writing and shall be deemed to have been duly given when delivered personally or when enclosed in a properly sealed and addressed envelope, registered or certified, return receipt requested, and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

     Any notice to be given to SAFEGUARD under the terms of this Agreement shall be addressed as follows:

                       SafeGuard Health Enterprises, Inc.
                                  95 Enterprise
                          Aliso Viejo, California 92656
                Attention:  President and Chief Executive Officer


                                  Exhibit 10.19

     Any notice to be given to CONSULTANT under the terms of this Agreement shall be addressed as follows:

                             Steven J. Baileys, DDS
                              30691 Hunt Club Drive
                   San Juan Capistrano, California 92675-1913

     Either party may designate a different address from that set forth herein by designating such new address in writing to the other party pursuant to this paragraph.

     19. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     20. ARBITRATION. Any dispute regarding any aspect of this Agreement or any act that allegedly has or would violate any provision of this Agreement must be submitted to arbitration in Orange County, California, in accordance with the rules of the Judicial Arbitration and Mediations Service ("JAMS") as the exclusive remedy for such claim or dispute. Either party may invoke this clause by serving on the other, in writing, a request to arbitrate. Within thirty (30) days thereafter, either party may institute proceedings in superior court to enforce this clause by way of reference pursuant to Section 638 of the California Code of Civil Procedure. If the parties cannot mutually select a judge from the JAMS panel, the superior court shall make the selection. The decision of JAMS will be final and binding.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


CONSULTANT                          SAFEGUARD  HEALTH  ENTERPRISES,  INC.,



/s/  Steven  J.  Baileys,  DDS      BY:  /s/  James  E. Buncher
------------------------------         --------------------------------------
STEVEN  J.  BAILEYS,  DDS              JAMES  E.  BUNCHER
                                       President and Chief Executive Officer

Social  Security  Number:           Witness:
###-##-####

                                        /s/  Ronald  I.  Brendzel
                                        ------------------------------------
                                        RONALD  I.  BRENDZEL,
                                        Senior  Vice  President  and  Secretary

                                        Federal  Tax  Identification  Number
                                        95-3800129


                                  Exhibit 10.19